Exhibit 10.33

GENEREX BIOTECHNOLOGY CORPORATION

Annual Base Salaries for Executive Officers Effective January 1, 2008

On May 6, 2008, the Board of Directors of Generex Biotechnology Corporation implemented changes in annual base salary for its executive officers retroactive to the effective date of January 1, 2008 as follows:

Annual Base Salary
Executive Officer	Increase Effective as of January 1, 2008
Anna E. Gluskin Chairman of the Board of Directors, President and Chief Executive Officer	$525,000
Rose C. Perri Chief Operating Officer, Chief Financial Officer, Treasurer Secretary and Director	$420,000
Mark Fletcher Executive Vice President and General Counsel	$315,000